UNSIGNED
                                                                  EXECUTION COPY


                                CREDIT AGREEMENT

                          Dated as of October 7, 1996

                                    Between

                              KOMAG, INCORPORATED

                                  as Borrower

                                      and

                       THE DAI-ICHI KANGYO BANK, LIMITED,
                    acting through its San Francisco Agency

                                   as Lender

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms .......................................    1
SECTION 1.02. Computation of Time Periods .................................   10
SECTION 1.03. Accounting Terms ............................................   10


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances ................................................   11
SECTION 2.02. Making the Advances .........................................   11
SECTION 2.03. Repayment of Advances .......................................   12
SECTION 2.04. Termination or Reduction of the Commitments .................   12
SECTION 2.05. Prepayments .................................................   12
SECTION 2.06. Interest ....................................................   12
SECTION 2.07. Fees ........................................................   13
SECTION 2.08. Conversion of Advances ......................................   13
SECTION 2.09. Increased Costs, Etc ........................................   14
SECTION 2.10. Payments and Computations ...................................   16
SECTION 2.11. Taxes .......................................................   16
SECTION 2.12. Use of Proceeds .............................................   18
SECTION 2.13. Extension of Scheduled Termination Date .....................   18


                                  ARTICLE III

                             CONDITIONS OF LENDING

SECTION 3.01. Conditions Precedent to Initial Borrowing ...................   19
SECTION 3.02. Conditions Precedent to Each Borrowing ......................   20

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower ..............   20

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants .......................................   23
SECTION 5.02. Financial Covenants .........................................   26
SECTION 5.03. Negative Covenants ..........................................   26
SECTION 5.04. Effect of Dastek Increase Notice ............................   27


                                   ARTICLE VI

                               EVENTS OF DEFAULT

SECTION 6.01. Events of Default ...........................................   28

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01. Amendments, Etc .............................................   30
SECTION 7.02. Notices, Etc ................................................   31
SECTION 7.03. No Waiver; Remedies .........................................   31
SECTION 7.04. Costs, Expenses .............................................   31
SECTION 7.05. Right of Set-off ............................................   32
SECTION 7.06. Binding Effect ..............................................   32
SECTION 7.07. Assignments and Participation ...............................   32
SECTION 7.08. Execution in Counterparts ...................................   33
SECTION 7.09. Confidentiality .............................................   33
SECTION 7.10. Governing Law ...............................................   34

EXHIBITS

Exhibit A - Form of Note

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Confidentiality Agreement

Exhibit D - Form of Compliance Computation Schedule

                                                                  EXECUTION COPY


                                CREDIT AGREEMENT


                  CREDIT AGREEMENT dated as of October 7, 1996 (this "Agreement") between Komag, Incorporated, a Delaware corporation (the "Borrower"), and The Dai-Ichi Kangyo Bank, Limited (the "Lender"), acting through its San Francisco Agency. The parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Advance" has the meaning set forth in Section 2.01.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Applicable Lending Office" means, the Lender's Domestic Lending Office in the case of a Base Rate Advance or Federal Funds Rate Advance and the Lender's LIBOR Lending Office in the case of a LIBOR Advance.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by the Lender in New York, New York, from time to time, as the Lender's base rate (which rate is not necessarily the lowest rate of interest charged by the Lender).

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

                  "Borrower" has the meaning specified in the recital of parties to this Agreement.

                  "Borrower's Account" means the account of the Borrower maintained by the Borrower with Wells Fargo Bank, N.A. at its office at 121 Park Center Plaza, San Jose, California 95172, Account No. 684501705.

                  "Borrowing" means a borrowing consisting of an Advance of a single Type made by the Lender.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in San Francisco or New York City and, if the applicable Business Day relates to any LIBOR Advances or Federal Funds Rate Advances, on which dealings are carried on in the London interbank market or Federal funds market, respectively.

                  "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "Commitment" means, at any time, the amount set forth opposite the Lender's name on the signature pages hereto under the caption "Commitment," as such amount may be reduced at or prior to such time by reductions in the Unused Commitment pursuant to Section 2.04.

                  "Confidentiality Agreement" means a confidentiality agreement in substantially the form of Exhibit C.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP; provided, however, that Asahi Komag Co., Ltd. shall not be deemed to be a Consolidated Subsidiary of the Borrower for purposes of this Agreement.

                  "Conversion", "Convert" and "Converted" each refer to a conversion of an Advance of one Type into an Advance of another Type pursuant to Section 2.08 or 2.09.

                  "Dastek Increase Notice" has the meaning specified in Section 5.03(c).

                  "Dastek(M)" means Dastek(M) SDN BHD, a Malaysian corporation.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Domestic Lending Office" means the office of the Lender specified as its "Domestic Lending Office" on the signature pages hereto or such other office of the Lender as the Lender may from time to time specify to the Borrower.

                  "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense and (e)
         amortization expense, in each case of the Borrower and its Subsidiaries, determined in accordance with GAAP for such period.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental    Permit"   means   any   permit,    approval,
         identification number, license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Consolidated Subsidiary of the Borrower that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);
         (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "Eurocurrency   Liabilities"  has  the  meaning  specified  in
         Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Federal Funds Advance Rate" means, for any Federal Funds Interest Period, a fluctuating interest rate per annum equal from time to time during such Federal Funds Interest Period to the Federal Funds Rate as in effect from time to time during such Federal Funds Interest Period.

                  "Federal Funds Interest Period" means, for each Federal Funds Rate Advance, the period commencing on the date of such Federal Funds Rate Advance or the date of the Conversion of any Base Rate Advance or LIBOR Advance into such Federal Funds Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Federal Funds Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Federal Funds Interest Period shall be one, two, three, six, nine or twelve months, as the Borrower may, upon notice received by the Lender not later than 10:00 A.M. (San Francisco time) on the Business Day that is the first day of such Federal Funds Interest Period, select; provided, however, that:

                           (a)  whenever  the  last  day  of any  Federal  Funds
                  Interest Period would otherwise occur on a day other than a Business Day, the last day of such Federal Funds Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Federal Funds Interest Period to occur in the next following calendar month, the last day of such Federal Funds Interest Period shall occur on the next preceding Business Day; and

                           (b) whenever the first day of any Federal Funds Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Federal Funds Interest Period, such Federal Funds Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

                  "Federal Funds Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(iii).

                  "GAAP" has the meaning specified in Section 1.03.

                  "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Indebtedness" of any Person means, without  duplication,  (a)
         all indebtedness for borrowed money, (b) that portion of obligations with respect to Capitalized Leases which is classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instruments, (e) all Indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person and (f) all Indebtedness of others referred to in clauses (a) through (e) above where both (i) such Indebtedness has become due and payable and demand for such payment has been made and (ii) such Indebtedness is guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement
         (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Period" means (i) in reference to any LIBOR Advance, the LIBOR Interest Period for such Advance and (ii) in reference to any Federal Funds Rate Advance, the Federal Funds Interest Period for such Advance.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Lender" has the meaning specified in the recital of parties to this Agreement.

                  "Lender's Account" means the account of the Lender maintained by the Lender at The Dai-Ichi Kangyo Bank, Limited, New York Branch, One World Trade Center, New York, New York 10048; ABA No. 026-004-307; Account No. 079-740-111268; Reference: Komag, Incorporated; Attention:
         DKB San Francisco Agency.

                  "LIBO Rate" means, for any Interest Period for all LIBOR Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing

                           (i) the higher of (A) the rate per annum displayed at 9:00 A.M. (San Francisco time) two Business Days before the first day of such Interest Period on Telerate page 3750 (or such other page as may replace such page on the Telerate service for the purpose of displaying interest rates at which deposits in U.S. dollars are offered by prime banks in the London interbank market) for deposits in U.S. dollars in an amount substantially equal to the Advance to which such Interest Period pertains and for a period equal to such Interest Period and (B) the rate per annum at which deposits in U.S. dollars are offered by the principal office of the Lender in London, England, to prime banks in the London interbank market at 9:00 A.M. (San

         Francisco time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Advance to which such Interest Period pertains and for a period equal to such Interest Period; by

                           (ii) a percentage equal to 100% minus the LIBOR Reserve Percentage for such Interest Period.

                  "LIBOR Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

                  "LIBOR Interest Period" means, for each LIBOR Advance, the period commencing on the date of such LIBOR Advance or the date of the Conversion of any Base Rate Advance or Federal Funds Rate Advance into such LIBOR Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding LIBOR Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such LIBOR Interest Period shall be one, two, three, six, nine or twelve months, as the Borrower may, upon notice received by the Lender not later than 10:00 A.M. (San Francisco time) on the third Business Day prior to the first day of such LIBOR Interest Period, select; provided, however, that:

                           (a) whenever the last day of any LIBOR Interest Period would otherwise occur on a day other than a Business Day, the last day of such LIBOR Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such LIBOR Interest Period to occur in the next following calendar month, the last day of such LIBOR Interest Period shall occur on the next preceding Business Day; and

                           (b) whenever the first day of any LIBOR Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such LIBOR Interest Period, such LIBOR Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "LIBOR Lending Office" means the office of the Lender specified as its "LIBOR Lending Office" on the signature pages hereto, or such other office of the Lender as the Lender may from time to time specify to the Borrower.

                  "LIBOR Reserve Percentage" for any LIBOR Interest Period for all LIBOR Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal

         Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Advances is determined) having a term equal to such LIBOR Interest Period.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Documents" means this Agreement and the Note, in each case as amended or otherwise modified from time to time.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Consolidated Subsidiaries, taken as a whole.

                  "Material Adverse Effect" means any material adverse effect on
         (a) the business, condition (financial or otherwise), operations or properties of the Borrower taken separately or on the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under this Agreement or the Note or (c) the ability of the Borrower to perform its obligations under this Agreement and the Note.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Worth" of any Person means the positive excess of (i) the Consolidated total assets of such Person and its Subsidiaries over (ii) the Consolidated total liabilities of such Person and its Subsidiaries, in each case determined in accordance with GAAP.

                  "Note" means a promissory note of the Borrower payable to the order of the Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to the Lender resulting from the Advances made by the Lender.

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Other Taxes" has the meaning specified in Section 2.11(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Person"   means  an  individual,   partnership,   corporation
         (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan"  means a Single  Employer  Plan or a Multiple  Employer
         Plan.

                  "Scheduled Termination Date" means the fourth anniversary of the date of this Agreement or such later anniversary thereof as the Lender shall have agreed to as the Scheduled Termination Date pursuant to Section 2.13.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Tangible Net Worth" means, at any date of determination, the positive excess of total assets over total liabilities of the Borrower and its Consolidated Subsidiaries determined on a Consolidated basis, excluding, however from the determination of total assets (i) all intangible assets, including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization and research and product development costs), (ii) treasury stock, (iii) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, and (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence, and/or amortization of properties and all other reserves or appropriation of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by the relevant entity.

                  "Taxes" has the meaning specified in Section 2.11(a).

                  "Termination Date" means the earlier of (i) the Scheduled Termination Date and (ii) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

                  "Total Capitalization" of any Person means the sum of (i) the amount of Consolidated Indebtedness of such Person and its Subsidiaries plus (ii) the amount of the Consolidated Net Worth of such Person and its Subsidiaries.

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate, Advances bearing interest at the LIBO Rate and Advances bearing interest at the Federal Funds Advance Rate.

                  "Unused Commitment" means, at any time, (a) the Lender's Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by the Lender and outstanding at such time.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances. The Lender agrees, on the terms and conditions hereinafter set forth, to make advances (each an "Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed the Lender's Unused Commitment at such time. Each Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof. Within the limits of the Lender's Unused Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to
Section 2.05 and reborrow under this Section 2.01(a).

                  SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 10:00 A.M. (San Francisco time) on the third Business Day prior to the date of the proposed Borrowing, in the case of a Borrowing consisting of a LIBOR Advance, or the Business Day that is the date of the proposed Borrowing, in the case of a Borrowing consisting of a Base Rate Advance or Federal Funds Rate Advance, by the Borrower to the Lender. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Type of Advance comprising such Borrowing, (iii) amount of the Advance to comprise such Borrowing and (iv) in the case of a Borrowing consisting of a LIBOR Advance or Federal Funds Rate Advance, initial LIBOR Interest Period or Federal Funds Interest Period, as the case may be, for such Advance. The Lender shall, before 2:00 P.M. (San Francisco time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Borrower, subject to fulfillment of the applicable conditions set forth in Article III, funds in the amount of the Advance made in such Borrowing by crediting the Borrower's Account.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select a LIBOR Advance or Federal Funds Rate Advance, as the case may be in an amount of less than $1,000,000 or if the obligation of the Lender to make LIBOR Advances or Federal Funds Rate Advances, as the case may be, shall then be suspended pursuant to Section 2.08 or Section 2.09 and (ii) not more than six Advances may be outstanding at any time.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of a LIBOR Advance or Federal Funds Rate Advance, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund the Advance to be made by the Lender in such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  SECTION 2.03. Repayment of Advances. The Borrower shall repay to the Lender on the Termination Date the aggregate outstanding principal amount of the Advances then outstanding.

                  SECTION 2.04. Termination or Reduction of the Commitments. The Borrower may, upon at least five Business Days' notice to the Lender, terminate in whole or reduce in part the Unused Commitment; provided, however, that each such partial reduction shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

                  SECTION 2.05. Prepayments. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances or Federal Funds Rate Advances and three Business Days' notice in the case of LIBOR Advances, in each case to the Lender stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of an Advance in whole or in part, together with (i) accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (y) if any prepayment of a LIBOR Advance or Federal Funds Rate Advance is made on a date other than the last day of an Interest Period for such Advance the Borrower shall also pay any amounts owing pursuant to Section 7.04(b).

                  SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to the Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears monthly on the first day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) LIBOR Advances. During such periods as such Advance is a LIBOR Advance, a rate per annum equal at all times during each LIBOR Interest Period for such Advance to the sum of (A) the LIBO Rate for such Interest Period for such Advance plus (B) 0.375%, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such LIBOR Advance shall be Converted or paid in full.

                  (iii) Federal Funds Rate Advances. During such periods as such Advance is a Federal Funds Rate Advance, a rate per annum equal at all times during each Federal Funds Interest Period for such Advance to the sum of (A) the Federal Funds Advance Rate in effect from time to time during such Interest Period plus (B) 0.375%, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Federal Funds Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. To the fullest extent permitted by law, the Borrower shall pay interest on the amount of any principal, interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of principal or interest, on the Type of Advance comprised of such principal or on which such interest has accrued pursuant to clause (a)(i),
(a)(ii) or (a)(iii) above, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

                  SECTION 2.07. Fees. (a) Facility Fee. The Borrower shall pay to the Lender a facility fee, payable quarterly on the first Business Day of each December, March, June and September, commencing December 1, 1996, and on the Termination Date, accruing from the date hereof until the Termination Date at the rate of 0.1875% per annum on the amount of the Lender's Commitment as in effect on such due date for payment.

                  (b) Upfront Fee. The Borrower agrees to pay to the Lender an upfront fee in the amount $35,000 (being 0.10% of the Commitment on the date hereof), payable upon execution of this Agreement.

                  (c) Administration Fee. The Borrower agrees to pay the Lender an administration fee of $1000 per annum, payable in advance in semiannual installments of $500 each, with the first such installment to be paid on the date of execution of this Agreement and each subsequent installment to be paid on the last day of each six month period after the date of this Agreement until such time as all obligations under the Credit Agreement have been paid in full and the Commitment terminated.

                  SECTION 2.08. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Lender not later than 10:00 A.M. (San Francisco time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.06 and 2.09, Convert an Advance of one Type into an

Advance of another Type; provided, however, that (i) any Conversion of a LIBOR Advance into a Base Rate Advance or Federal Funds Rate Advance, and any Conversion of a Federal Funds Rate Advance into a Base Rate Advance or LIBOR Advance, shall be made only on the last day of an Interest Period for such LIBOR Advance or Federal Funds Rate Advance, as the case may be, (ii) any Conversion of an Advance into a LIBOR Advance or Federal Funds Rate Advance shall be in an amount not less than the minimum amount specified in Section 2.02(b) and (iii) no Conversion of any Advance shall result in more Advances being outstanding than permitted under Section 2.02(b). Each such notice of Conversion shall, within the restrictions specified above, specify (x) the date of such Conversion, (y) the Advance to be Converted and (z) if such Conversion is into a LIBOR Advance or Federal Funds Rate Advance, the duration of the initial Interest Period for such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of any LIBOR Advance or Federal Funds Rate Advance, as the case may be, shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advance shall automatically Convert into a Base Rate Advance.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any LIBOR Advance or Federal Funds Rate Advance, as the case may be, in accordance with the provisions contained in the definition of "LIBOR Interest Period" or "Federal Funds Interest Period", as the case may be, in
Section 1.01, the Lender will forthwith so notify the Borrower, whereupon each such LIBOR Advance or Federal Funds Rate Advance, as the case may be, will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each LIBOR Advance and each Federal Funds Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lender to make, or to Convert Advances into, LIBOR Advances or Federal Funds Rate Advances shall be suspended.

                  SECTION 2.09. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in, or in any written interpretation by any central bank or other governmental authority of competent jurisdiction of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or of making, funding or maintaining LIBOR Advances (excluding for purposes of this Section 2.09 any such increased costs resulting from (i) taxes covered by the gross-up and indemnification provisions of Section 2.11 and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which the Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost; provided, however, that if the Lender should claim additional amounts under this Section 2.09(a) the Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate as to the amount of such increased cost set forth in reasonable detail, submitted to the Borrower by the Lender, shall be presumptive evidence of such increased cost.

                  (b) If, due to either (i) the introduction of or any change in, or in any written interpretation by any central bank or other governmental authority of competent jurisdiction of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by the Lender as a result of or based upon the existence of the Lender's commitment to lend hereunder and other commitments of such type, then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that such increase in capital is allocable to the existence of the Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by the Lender shall be presumptive evidence of such increased cost.

                  (c) If, with respect to any LIBOR Advance or Federal Funds Rate Advance the Lender reasonably determines that the LIBO Rate or Federal Funds Interest Rate, as the case may be, for any Interest Period for such Advance will not adequately reflect the cost to the Lender of making, funding or maintaining such LIBOR Advance or Federal Funds Rate Advance, as the case may be, for such Interest Period, the Lender shall forthwith so notify the Borrower, whereupon (i) such LIBOR Advance or Federal Funds Rate Advance, as the case may be, will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lender to make, or to Convert Advances into, LIBOR Advances or Federal Funds Rate Advances, as the case may be, shall be suspended until the Lender shall notify the Borrower that it has determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in, or in any written interpretation by any central bank or other governmental authority of competent jurisdiction of, any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for the Lender or its LIBOR Lending Office to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by the Lender to the Borrower, (i) each LIBOR Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lender to make, or to Convert Advances into, LIBOR Advances shall be suspended until the Lender shall notify the Borrower that it has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, the Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different LIBOR Lending Office if the making of such a designation would allow the Lender or its LIBOR Lending Office to continue to perform its obligations to make LIBOR Advances or to continue to fund or maintain LIBOR Advances and would not, in the reasonable judgment of the Lender, be otherwise significantly disadvantageous to the Lender.

                  SECTION 2.10. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Note, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (San Francisco time) on the day when due in U.S. dollars to the Lender at the Lender's Account in same day funds, which shall be applied for the account of the Lender's Applicable Lending Office.

                  (b) The Borrower hereby authorizes the Lender, if and to the extent payment owed to the Lender is not made when due hereunder or under the Note, to charge from time to time against any or all of the Borrower's accounts with the Lender any amount so due. The Lender agrees promptly to notify the Borrower after any such charge to the Borrower's accounts; provided, however, that the failure to give such notice shall not affect the validity of such charge.

                  (c) All computations of interest based on the Base Rate or Federal Funds Rate shall be made by the Lender on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBO Rate and of fees shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period, if any, for which such interest or fees are payable. Each determination by the Lender of an interest rate hereunder or fee payable under Section 2.07, as the case may be, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or accruing fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of any LIBOR Advance or Federal Funds Rate Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  SECTION 2.11. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all future (after the date hereof) taxes, levies, imposts or withholdings, and all liabilities with respect thereto, excluding net income taxes that are imposed on the Lender by the United States or any other governmental entity (all such non-excluded taxes, levies, imposts, withholdings and liabilities in respect of payments hereunder being referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Note (all such non-excluded taxes being referred to as "Other Taxes").

                  (c) The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.11, imposed on or paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor accompanied by a reasonably detailed explanation thereof.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Lender, at its address referred to in Section 7.02, the original receipt of payment thereof or a certified copy of such receipt, unless such payment has been made to or through the Lender. In the case of any payment hereunder by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish to the Lender a certificate of the Borrower certifying that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) The Lender shall, on or prior to the date of its execution and delivery of this Agreement, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as the Lender remains lawfully able to do so), provide the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Note. If the forms provided by the Lender at the time the Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until the Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which the Lender has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), the Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should the Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations of the Borrower contained in Section
2.09 and this Section 2.11 shall survive the payment in full of principal, interest and all other amounts payable hereunder; provided, however, that the Borrower's obligation in respect of any claim under Section 2.09 or this Section
2.11 shall terminate on the earlier to occur of (i) the 180th day after the expiration of all applicable periods under statutes of limitations applicable to the matters underlying such claims and (ii) the 180th day after any officer of the Lender having principal responsibility for administering this Agreement on behalf of the Lender has actual knowledge of the facts giving rise to such claim. The word "hereunder" as used in this Section 2.11 also includes under the Note.

                  SECTION 2.12. Use of Proceeds. The proceeds of the Advances shall be available solely to provide working capital for the Borrower and for general corporate purposes of the Borrower.

                  SECTION 2.13. Extension of Scheduled Termination Date. At least 45 but not more than 75 days prior to the then current Scheduled Termination Date, the Borrower, by written notice to the Lender, may request that the Scheduled Termination Date be extended one calendar year from such then current Scheduled Termination Date. The Lender shall in turn, within 30 days after receipt of such extension request notice from the Borrower, notify the Borrower in writing regarding whether the Lender will consent to such extension. If, and only if, the Lender consents in writing to such extension prior to the 30th day after its receipt of such extension request notice from the Borrower, the Scheduled Termination Date shall be so extended for such one calendar year and references herein to the "Scheduled Termination Date" shall refer to such "Scheduled Termination Date" as so extended. It is understood that the Lender shall not have any obligation whatsoever to agree to any request made by the Borrower for an extension of the Scheduled Termination Date.

                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to Initial Borrowing. The obligation of the Lender to make an Advance on the occasion of the initial Borrowing hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the initial Borrowing:

                  (a) The Borrower shall have paid all accrued fees and expenses of the Lender (including the accrued fees (up to an amount equal to not more than the lesser of (x) $19,000 and (y) the sum of $14,000 plus 50% of such fees in excess of $14,000) and expenses of counsel to the Lender) to the extent requested as of the date of the initial Borrowing.

                  (b) The Lender shall have received on or before the day of the initial Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender:

                           (i) A Note  payable to the order of the Lender in the
                  face amount of the Lender's Commitment.

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of the Borrower, approving this Agreement and the Note, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement and the Note.

                           (iii) A copy of a  certificate  of the  Secretary  of
                  State of the jurisdiction of the Borrower's incorporation, dated reasonably near the date of the initial Borrowing, listing the charter of the Borrower and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Borrower's charter on file in the Secretary of State's office, (B) the Borrower has paid all franchise taxes to the date of such certificate and (C) the Borrower is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                           (iv) A certificate of the Borrower,  signed on behalf
                  of the Borrower by its Secretary or any Assistant Secretary, dated the date of the initial Borrowing (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the charter of the Borrower since the date of the Secretary of State's certificate referred to in Section 3.01(b)(iii) and (B) a true and correct copy of the bylaws of the Borrower as in effect on the date of the initial Borrowing.

                           (v) A  certificate  of the  Secretary or an Assistant
                  Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Note and the other documents to be delivered hereunder.

                           (vi) A certificate of the Borrower certifying that on
                  and as of the date of such certificate no event has occurred or circumstance exists that would reasonably be expected to result in any Material Adverse Change.

                  SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of the Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing such statements are true):

                  (i) the representations and warranties contained in Article IV hereof are correct on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date ; and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Lender shall have received such other approvals or documents as the Lender may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

                  (b) The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and (i) do not and will not contravene, conflict with or result in a breach of or default under (a) the Borrower's charter or by-laws or (b) except in the case of any noncompliance that would not reasonably be expected to have a Material Adverse Effect, any law or any contractual provision binding on or affecting the Borrower or any of its Consolidated Subsidiaries and (ii) do not and will not result in or require the creation or imposition of any Lien upon or in respect of any of the properties of the Borrower or any of its Consolidated Subsidiaries. . (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note.

                  (d) This Agreement is, and the Note when delivered hereunder will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, liquidation, readjustment of debt, moratorium and other similar laws affecting creditors' rights generally and to the effect of general principles of equity.

                  (e) The Consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1995, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young, independent public accountants, and the Consolidated balance sheets of the Borrower and its Subsidiaries as at June 30, 1996, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the six months then ended, copies of all of which have been furnished to the Lender, fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates (subject, in the case of such statements as at June 30, 1996, to customary fiscal year-end adjustments), all in accordance with generally accepted accounting principles consistently applied, and since June 30, 1996, there has been no Material Adverse Change.

                  (f) There is no pending or, to the Borrower's knowledge, threatened action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Consolidated Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator which would reasonably be expected to result in a Material Adverse Effect.

                  (g) No proceeds of the Advances will be used to acquire any equity security, including, without limitation, any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, except to the extent permitted under Section 5.03(b).

                  (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (j) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no Material Adverse Change arising from the funding status of any such Plan since such date.

                  (k) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (l) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (m) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.01, the Borrower and its Consolidated Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  (n) The operations and properties of the Borrower and each of its Consolidated Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all material past non-compliance with such Environmental Laws and Environmental Permits has been resolved without material ongoing obligations or costs, and no circumstances exist that would reasonably be expected to form the basis of an Environmental Action against the Borrower or any of its Consolidated Subsidiaries or any of their properties that would reasonably be expected to have a Material Adverse Effect.

                  (o) Neither the Borrower nor any of its Consolidated Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law, which such release, discharge or disposal would reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Borrower or any of its Consolidated Subsidiaries have been disposed of in a manner that would not reasonably be expected to result in a Material Adverse Effect.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any amount of principal or interest or other amount shall remain payable hereunder or under the Note or the Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Consolidated Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except for such noncompliance as would not reasonably be expected to result in a Material Adverse Effect.

                  (b) Payment of Taxes,  Etc. Pay and discharge,  and cause each of its Consolidated Subsidiaries (except Dastek(M)) to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, would be likely by law to become a Lien upon its property; provided, however, that neither the Borrower nor any of its Consolidated Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property, becomes enforceable against its other creditors and secures an amount that would be material to the Borrower and its Consolidated Subsidiaries, taken as a whole.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Consolidated Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Consolidated Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the

         Borrower nor any of its Consolidated Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Consolidated Subsidiaries (except Dastek(M)) to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Consolidated Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Consolidated Subsidiaries (except Dastek(M) and Dastek Holding Company) to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises except, in the case of any Consolidated Subsidiary, where failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided, however, that the Borrower and its Consolidated Subsidiaries may consummate any merger or consolidation permitted under Section 5.03(a).

                  (f) Visitation Rights. At any reasonable time, upon reasonable prior notice, and from time to time, permit the Lender or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Consolidated Subsidiaries (except Dastek(M) and Dastek Holding Company), and to discuss the affairs, finances and accounts of the Borrower and any of its Consolidated Subsidiaries (except Dastek(M) and Dastek Holding Company) with any of their officers or directors and with their independent certified public accountants.

                  (g) Keeping of Books. Keep, and cause each of its Consolidated Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Consolidated Subsidiary in accordance with GAAP.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Consolidated Subsidiaries (except Dastek(M) and Dastek Holding Company) to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, except for ordinary wear and except for any dispositions of, or alterations in, such properties as would not reasonably be expected to result in a Material Adverse Effect.

                  (i)      Reporting Requirements.  Furnish to the Lender:

                           (i) as soon as  available  and in any event within 60
                  days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule, in substantially the form of Exhibit D, setting forth the computations used by the Borrower in determining compliance, as at the end of such fiscal quarter, with the covenants contained in Section 5.02;

                           (ii) as soon as available and in any event within 120
                  days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Consolidated Subsidiaries, containing Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, in each case accompanied by an opinion reasonably acceptable to the Lender of Ernst & Young or other independent public accountants of recognized standing acceptable to the Lender, together with (i) a certificate of the chief financial officer of the Borrower stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule, in substantially the form of Exhibit D, setting forth of the computations used by the Borrower in determining compliance, as at the end of the such fiscal year, with the covenants contained in Section 5.02;

                           (iii) as soon as  possible  and in any  event  within
                  three Business Days occurrence of each Default or Event of Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth the material details of such Default, Event of Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto;

                           (iv)  promptly  after the sending or filing  thereof,
                  copies of all proxy statements, financial statements and reports that the Borrower or any of its Consolidated Subsidiaries sends in a general distribution to its security holders, and copies of all reports and registration statements that the Borrower or any of its Consolidated Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                           (v) (i)  promptly and in any event within 10 Business
                  Days after the Borrower or any ERISA Affiliate knows that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) promptly after the filing or receiving thereof, copies of all material reports and notices that the Borrower or any of its Consolidated Subsidiaries files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that the Borrower or any of its Consolidated Subsidiaries receives from the PBGC; and

                           (vi) such other information  respecting the condition
                  or operations, financial or otherwise, of the Borrower or any of its Consolidated Subsidiaries as the Lender may from time to time reasonably request.

                  SECTION 5.02. Financial Covenants. So long as any amount of principal or interest or other amount shall remain payable hereunder or under the Note or the Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

                  (a) Fixed Charge Coverage Ratio. Maintain, at the end of each fiscal quarter of the Borrower, a ratio of Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries for the four-quarter period of such fiscal quarter and the immediately preceding three fiscal quarters of the Borrower to the sum of (i) interest expense plus (ii) scheduled principal amounts payable, in each case, by the Borrower and its Consolidated Subsidiaries during such four-quarter period, of not less than 2.00 to 1.00.

                  (b) Debt to Capitalization Ratio. Maintain, at all times, a ratio of the Consolidated Indebtedness of the Borrower and its Consolidated Subsidiaries to the Consolidated Total Capitalization of the Borrower and its Consolidated Subsidiaries of not more that 0.60 to 1.00.

                  (c) Tangible Net Worth. Maintain, at the end of each fiscal quarter of the Borrower, a Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries of not less that the sum of
         (i) $400,000,000 plus (ii) 50% of the cumulative Consolidated positive net income of the Borrower and its Consolidated Subsidiaries for the fiscal year of the Borrower ending on or most recently prior to the last day of such fiscal quarter.

                  SECTION 5.03. Negative Covenants. So long as any amount of principal or interest or other amount shall remain payable hereunder or under the Note or the Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Lender:

                  (a) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Consolidated Subsidiaries (except Dastek(M)) to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any Consolidated Subsidiary of the Borrower and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, provided in each case that, immediately after giving effect to such proposed transaction, no Default or Event of Default would exist and in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                  (b) Use of Proceeds. Use the proceeds of any Advance to acquire any equity security, including, without limitation, any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 unless prior to such acquisition the Lender shall have received written evidence, in form reasonably satisfactory to the Lender, of the prior approval of such acquisition, to the extent required under applicable law or the organizational documents of the issuer of such equity security for the effective consummation of such acquisition, by the board of directors or equivalent governing body of such issuer and the holders of stock or other equity of such issuer.

                  (c) Dastek(M) and Dastek Holding Company. Make or permit any material increase in the investment of the Borrower or any of its Subsidiaries in Dastek(M) or Dastek Holding Company or in the obligations of Dastek(M) or Dastek Holding Company owing to the Borrower or any of its Subsidiaries or permit any material increase in the operations of or business of Dastek(M) or Dastek Holding Company unless, in any case, the Borrower shall have notified the Lender of such increase in investment or operations in respect of Dastek(M) or Dastek Holding Company, as the case may be, in a notice dated and delivered before the effectiveness of such increase (such notice being a "Dastek Increase Notice").

                  SECTION 5.04. Effect of Dastek Increase Notice. In the event that the Borrower should deliver a Dastek Increase Notice in respect of Dastek(M) or Dastek Holding Company, as the case may be, then (i) on and after the date of such Dastek Increase Notice, in the case of a Dastek Increase Notice in respect of Dastek(M), the terms of this Agreement shall apply, and this Agreement shall be construed, without regard to any exception set forth in the terms hereof for Dastek (M) and (ii) on and after the date of such Dastek Increase Notice, in the case of a Dastek Increase Notice in respect of Dastek Holding Company, the terms of this Agreement shall apply, and this Agreement shall be construed, without regard to any exception set forth in the terms hereof for Dastek Holding Company.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower (i) shall fail to pay any principal of the Advances under this Agreement when the same becomes due and payable or
         (ii) shall fail to pay any interest on the Advances under this Agreement or any fee payable hereunder within five Business Days after such interest or fee becomes due and payable; or

                  (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement or in any certificate or document delivered in connection herewith shall prove to have been incorrect in any material respect when made; or

                  (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 5.01(a), (c) or (e),
         Section 5.02 or Section 5.03 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure referred to in this clause (ii) shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Lender; or

                  (d) The Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) shall fail to pay (after written demand therefor) any amount on any Indebtedness (other than Indebtedness under this Agreement) under any agreement, document or instrument (or related group thereof) providing for Indebtedness in an aggregate principal or notional amount of $20,000,000 or more when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements, documents or instruments relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement, document or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement, document or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared in a written notice to be due and payable, or required in a written notice to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) The Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the

         Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) shall take corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any single judgment or order for the payment of money in excess of $15 million (and which is not covered at least 75% by insurance or an indemnity of a Person that is not an Affiliate of the Borrower) shall be rendered against the Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower (excluding ordinary course attrition of directors, which shall not be counted when determining if the test in this clause (ii) has been satisfied and which shall not in any way be restricted by this clause (ii)); or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, 50% or more of the combined voting power of all Voting Stock of the Borrower; or

                  (h) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and the ERISA Affiliates related to such ERISA Event) exceeds $15 million; or

                  (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $15 million or requires per annum payments exceeding $15 million; or

                  (j) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $15 million;

then, and in any such event, the Lender (i) may, by notice to the Borrower, declare any obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare the Advances and the Note, all interest thereon and all other amounts payable thereunder and under this Agreement to be forthwith due and payable, whereupon the Advances and the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code (11 U.S.C. ss.ss. 101 et seq., as amended, or its successor), (A) any obligation of the Lender to make any Advance shall automatically be terminated and (B) the Advances and the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 7.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered, if to the Borrower, at its address at 275 South Hillview Drive, Milpitas, California 95035, Attention:
David Allen, Treasurer; if to the Lender, at its address at 101 California Street, Suite 4000, San Francisco, California 94111, Attention: Mark Dirsa; or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively, except that notices and communications to the Lender pursuant to Article II or III shall not be effective until received by the Lender. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 7.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 7.04. Costs, Expenses. (a) The Borrower agrees to pay within 30 days after demand in the form of a reasonably detailed bill therefor
(i) all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto, with respect to advising the Lender as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with the Borrower or with other creditors of the Borrower or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto); provided, however, that the Borrower's obligation hereunder to pay the fees of the Lender's counsel, to the extent such fees are incurred in connection with the preparation, execution and delivery of the Loan Documents and accrued through the time of the initial Borrowing hereunder, shall be limited to an amount not in excess of the lesser of (x) $19,000 and (y) the sum of $14,000 plus 50% of such fees in excess of $14,000, and (ii) all reasonable costs and expenses of the Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto; provided, however, that (1) the Borrower's obligations under this Section 7.04(a) to pay fees and expenses of counsel retained by the Lender in respect of any matter referred to in clause (i) hereof or in respect of any single action, suit, litigation or proceeding referred to in clause (ii) hereof shall not apply beyond the fees and expenses of one firm of general outside counsel together with one firm of local counsel in each relevant jurisdiction for each such matter, action, suit, litigation or proceeding and (2) nothing contained herein shall obligate the Borrower to pay the fees or expenses of any counsel retained by any assignee of the Lender hereunder.

                  (b) If any payment of principal of, or Conversion of, any LIBOR Advance or Federal Funds Rate Advance is made by the Borrower to or for the account of the Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section
2.08(b)(i)  or 2.09(d),  acceleration  of the  maturity of the Note  pursuant to
Section 6.01 or for any other reason, the Borrower shall, upon demand by the Lender (accompanied with a written statement explaining in reasonable detail the basis of the demand), pay to the Lender any amounts required to compensate the Lender for any additional losses, costs or expenses that it reasonably incurs as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Advance but not including loss of anticipated profits.

                  SECTION 7.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the declaration of the Note due and payable pursuant to the provisions of Section 6.01, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, irrespective of whether the Lender shall have made any demand under this Agreement or the Note. The
Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender may have.

                  SECTION 7.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

                  SECTION 7.07. Assignments and Participation. (a) The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note held by it); provided, however, that (i) each such assignment (other than to an Affiliate of the Lender) shall be made only with the written approval of the Borrower and (ii) no such assignment shall result in the Lender holding a combination of Advances and Unused Commitment in an aggregate amount of less than 51% of the aggregate amount of the Advances and Unused Commitment.

                  (b) The Lender may sell participations to one or more Persons (other than (x) the Borrower or any of its Affiliates or (y) any Person that is, or has Affiliates that are, engaged in any line of business in competition with the Borrower or any of the Borrower's Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note held by it); provided, however, that (i) the Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the Lender shall remain the holder of its Note for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Note or any fees payable to the Lender or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Note or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (c) The Lender  may,  in  connection  with any  assignment  or participation or proposed assignment or participation pursuant to this Section 7.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information received by it from the Lender on the terms provided for in the Confidentiality Agreement.

                  (d) Notwithstanding any other provision set forth in this Agreement, the Lender may at any time assign any of its rights and obligations under this Agreement to any of its Affiliates without notice to or consent of the Borrower; and the Lender or its Affiliates may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System without notice to or consent of the Borrower.

                  SECTION 7.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 7.09. Confidentiality. Concurrently with its execution and delivery of this Agreement, the Lender will execute and deliver a Confidentiality Agreement to the Borrower.

                  SECTION 7.10. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               KOMAG, INCORPORATED


                               By ______________________________________________
                                   Name:
                                   Title:


                               THE DAI-ICHI KANGYO BANK,
                               LIMITED, acting through its San Francisco Agency


                               By ______________________________________________
                                   Name:
                                   Title:

                               Commitment: $35,000,000

                               Domestic Lending Office:

                                    101 California Street, Suite 4000
                                    San Francisco, California 94111


                              LIBOR Lending Office:

                                    101 California Street, Suite 4000
                                    San Francisco, California 94111

                                    EXHIBIT A

                                       to
                  Credit Agreement dated as of October 7, 1996


                                 PROMISSORY NOTE


$35,000,000.00                                             Dated: ______________


                  FOR VALUE RECEIVED, the undersigned, Komag, Incorporated, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of The Dai-Ichi Kangyo Bank, Limited (the "Lender"), acting through its San Francisco Agency for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of October 7, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) between the Borrower and the Lender, on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to the Lender at the Lender's Account (as defined in the Credit Agreement), in same day funds. Each Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

                  This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                               KOMAG, INCORPORATED


                               By ______________________________________________
                                   Name:
                                   Title: